Exhibit 99.1

   THE ALLIED DEFENSE GROUP DELAYS FOURTH QUARTER AND YEAR-END 2004 FINANCIAL
     RESULTS; ANNOUNCES DECISION TO RESTATE 2002 AND 2003 FINANCIAL RESULTS

        CONFERENCE CALL SCHEDULED FOR 5PM EST, WEDNESDAY, MARCH 16, 2005

    VIENNA, Va., March 16 /PRNewswire-FirstCall/ -- The Allied Defense Group, Inc. (AMEX: ADG), announces a delay of the release of its fourth quarter and twelve month financial results for the period ending December 31, 2004 and the filing of its Form 10-K for calendar year 2004. Additionally, the Company reports it will restate its financial results for 2002 and 2003.

    As will be discussed below, the restated financial results will have no impact on the Company's cash position.

    In the course of finalizing the financial results for 2004, management has been advised by its independent auditor (Grant Thornton) that, in its opinion, the Company's accounting for foreign currency exchange (FX) contracts for its foreign operations does not comply with the guidelines of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities ("FAS 133"). Following a review of this matter with the Company's Audit Committee, the Company has concluded that it is necessary to restate the financial results for 2002 and 2003, and to finalize the financial results for 2004 consistent with this determination. Accordingly, the Company has made a filing with the Securities and Exchange Commission stating that the previously issued 2002 and 2003 financial statements, and the previously issued 2004 quarterly statements, should no longer be relied upon until restatements thereof are filed with the Securities and Exchange Commission. These restatements will result in a delay in the release by the Company of its 2004 financial results and the filing of the Company's Form 10-K for the period ended December 31, 2004. The Company currently expects to finalize the restatements and to make all required releases and filings no later than March 31, 2005.

    MECAR develops, designs, manufactures and sells ammunition for military use from its facility in Belgium. Its functional currency is the Euro. A portion of its sales contracts are priced in U.S. dollars. As such, MECAR enters into FX contracts to offset the fluctuations that occur between the U.S. dollar and the Euro.

    Since the release of FAS 133 in 1998, MECAR has accounted for all of its FX contracts as effective, fair value hedges. Hedge accounting under FAS 133 generally does not require unrealized gains and losses that arise over the life of the FX contract to be reflected in the Consolidated Statement of Earnings. The previously released financial results for the periods 2002 and 2003, as to which unqualified opinions were issued by the Company's independent auditor, and the previously issued 2004 quarterly statements, which were reviewed by the Company's independent auditor, were prepared as though all of MECAR's FX contracts were effective, fair value, hedge contracts and that the requirements of FAS 133 were met.

    In the course of the audit of the Company's 2004 financial results, the independent auditor determined that the Company could not fully support the use of hedge accounting for the FX contracts entered into by MECAR. For a FX contract to be deemed effective, the Company had to demonstrate, for each FX contract: 1) the risk objective and the nature of the risk being hedged, 2) the date of designation for each FX contract, 3) the type of hedge instrument which in the Company's case was a forward FX contract, 4) a description of the hedged transaction, and 5) documentation showing how each FX contract is expected to be highly effective on a prospective basis, along with how, on a continuous basis, retrospective testing of each FX contract will be done. While the Company was able to satisfy conditions 1 through 4, it was advised that there was inadequate documentation to show that it had tested the effectiveness of each contract at inception, nor that it had confirmed the effectiveness during the life of the contract. This was determined to be non- supportive of condition number 5. Thus, they advised the Company to restate the years in question, treating the FX contracts as derivatives. As a result, the Company intends to restate its financial results for the periods 2002 and 2003 showing the impact of the derivatives as either an unrealized gain or an unrealized loss for the respective period. Any respective gains and losses are realized at the expiration of each FX contract.

    The Company's preliminary analysis is that the use of derivative accounting will result in increased net earnings in 2002, a reduction in net earnings for 2003, and lower than anticipated earnings for 2004. The cash position of the Company will not be impacted by the revised accounting for FX contracts.

    Major General (Ret.) John G. Meyer, Jr., Chief Executive Officer and President of The Allied Defense Group said, "Our mission is to issue the restatements and the 2004 results as soon as possible while ensuring that our investors are fully informed of the accounting issue at hand. We are working with a FX hedge expert to redraft our formal hedging policy so that we can avoid a repeat of this occurrence. This will ensure we are fully compliant with the hedge accounting requirements set forth in FAS 133 related to future hedge transactions.

    "The bottom line for this issue follows:

      * This is not a change in MECAR's operational performance, it is a change in accounting for FX contracts;

      * Allied's cash position was not impacted and we have approximately $39 million of cash on hand;

      * It is very unfortunate that the requirement to use derivative accounting for the 2002-2004 periods will make it more difficult for investors to compare our performance to past and future periods in which we have and will likely use hedge accounting.

    "Despite the delay in releasing our 2004 financial results, I am pleased with the performance of our operating units in the fourth quarter and look forward to discussing those results when we file our Form 10-K. We accomplished significant objectives in 2004, including the following:

      * Added a senior secured debt facility which could provide up to $18 million of senior debt;

      * Received U.S. Army type classification of MECAR's 105mm ammunition, formally entering MECAR ammunition into the U.S. Army inventory and opening the door for orders and licensing in other countries;

      * Selected the President of MECAR USA, who is currently exploring several business opportunities that should materialize into orders in 2005;

      * Completed the acquisition of a U.S. based electronic security firm, Control Monitor Systems (CMS) for The VSK Group. This acquisition will help us create a platform for VSK to enter the American electronic security market;

      * Broadened NS Microwave's customer base, resulting in sales more than 150% higher than in 2003;

      * Continued our push to gain safety certification of the Omega 36 Battlefield Effects Simulator (BES) produced by Titan Dynamics; and

      * Established a new antenna division at SeaSpace and developed a new line of antenna products for satellite communications. The antennas are designed specifically to support the future National Polar- orbiting Operational Environmental Satellite System (NPOESS) satellites, as well as other high performance applications.

    "The Allied Defense Group remains poised strategically and financially for continued success in 2005. I intend to provide a 2005 earnings forecast in a letter to shareholders as soon as we have filed the restatements for 2002 and 2003 and the financial statements for 2004. I fully expect 2005 earnings to be better than our forecasted earnings for 2004," concluded General Meyer.

    In light of the delay and restatement of the Company's recent financial statements, the Board of Directors make the following statement: "We are truly frustrated to be in the position where we have to delay the release of Allied's fourth quarter and full year 2004 financial statements. Likewise, the frustration carries over to the need to restate the financial results for 2002 and 2003. Unfortunately, this required change could make it more difficult for our present and future shareholders to understand the progress we have made in our foreign operations during the relevant period. We agree with the CEO's assessment that the future prospects of the Company are bright."

    The Company will be hosting a conference call on Wednesday, March 16, 2005 at 5:00 p.m. EST. To access the call, please dial (888) 394-8033 within the United States and (973) 935-2405 outside the United States. The call will also be available as a webcast on the Company's website at http://www.allieddefensegroup.com.

    A replay of the call will be available from Wednesday, March 16, 2005 at 7:00 p.m., EST, through Wednesday, March 23, 2005 at 11:59 p.m., EST. To access the replay, please call (877) 519-4471 in the United States or (973) 341-3080 outside the United States. To access the replay, users will need to enter the following code: 5853754.

    About The Allied Defense Group, Inc. (formerly Allied Research
Corporation)
    The Allied Defense Group, Inc. is a diversified international defense and security firm which: develops and produces conventional medium caliber ammunition marketed to defense departments worldwide; designs, produces and markets sophisticated electronic and microwave security systems principally for European and North American markets; manufactures battlefield effects simulators and other training devices for the military; and designs and produces state-of-the-art weather and navigation software, data, and systems for commercial and military customers.

            For more Information, please visit the Company web site:
                        http://www.allieddefensegroup.com

    Certain statements contained herein are "forward looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

    For More Information, Contact:
      Crystal B. Leiderman
      Manager, Investor Relations
      800-847-5322
      Jim Drewitz, Investor Relations
      972-355-6070

SOURCE  Allied Defense Group, Inc.
    -0-                             03/16/2005
    /CONTACT:  Crystal B. Leiderman, Manager, Investor Relations,
+1-800-847-5322, or Jim Drewitz, Investor Relations, +1-972-355-6070, both of Allied Defense Group, Inc./
    /Web site:  http://www.allieddefensegroup.com /